                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): March 30, 2007

                            VICOR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

        000-51475                                        20-2903491
  (Commission File Number)                  (IRS Employer Identification No.)

                      2300 CORPORATE BLVD., N.W., SUITE 123
                              BOCA RATON, FL 33431
               (Address of principal executive offices) (Zip Code)

                                 (561) 995-7313
              (Registrant's telephone number, including area code)

                                  SRKP 6, INC.
                       1900 AVENUE OF THE STARS, SUITE 310
                              LOS ANGELES, CA 90067

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                INTRODUCTORY NOTE

     This Current Report on Form 8-K contains "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995.
These forward-looking statements include, among others, statements about the beliefs, plans, objectives, goals, expectations, estimates and intentions of
Vicor Technologies, Inc., which until March 30, 2007 was known as "SRKP 6, Inc."
(the "Company") that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond SRKP's control. The words "may," "could," "should," "would," "believe," "anticipate,"
"estimate," "expect," "intend," "plan," "target," "goal," and similar expressions are intended to identify forward-looking statements.

     All forward-looking statements, by their nature, are subject to risks and uncertainties. The Company's actual future results may differ materially from those set forth in the Company's forward-looking statements. Unless otherwise provided in this Current Report, all references in this Current Report to the
"Company" refer to the merged entity of SRKP 6, Inc. ("SRKP") and Vicor
Technologies, Inc. ("Vicor").

     The Company's ability to achieve its financial objectives could be adversely affected by the factors discussed in detail in this Form 8-K under the heading "Management's Discussion and Analysis or Plan of Operation" and the
section entitled "Risk Factors" in the Registration Statement on Form S-4/A that the Company filed with the Securities and Exchange Commission ("SEC") on January
25, 2007, as well as:

     o    the ability to realize the benefits of the Merger;

     o    the ability to establish a trading market for the shares of the
          Company's common stock;

     o    the ability of the Company to continue to receive financing sufficient to complete critical clinical trials;

     o    the impact of competitive products and pricing;

     o    the ability to receive FDA approval and foreign regulatory approval of the Company's products;

     o    general market conditions in the medical device and pharmaceutical industries;

     o    changes in accounting principles, policies, practices or guidelines;

     o    other risks described from time to time in filings with the SEC; and

     o    the Company's ability to manage the risks involved in the foregoing.

However, other factors besides those referenced also could adversely affect the
Company's results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company or on its behalf speak only as of the date they are made. The Company does not undertake to update any forward-looking statement, except as required by applicable law.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to an Agreement and Plan of Merger dated July 28, 2006, as amended on December 6, 2006 (the "Merger Agreement"), by and among SRKP, Vicor
Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SRKP
("MergerCo"), and Vicor, MergerCo merged with and into Vicor, with Vicor remaining as the surviving entity and a wholly-owned operating subsidiary of
SRKP. This transaction is referred to throughout this report as the "Merger."
The Merger was effective as of March 30, 2007 upon the filing of a certificate of merger with the Delaware Secretary of State.

     At the effective time of the Merger, the legal existence of MergerCo ceased and all of the 11,496,861 shares of Vicor common stock, par value $.0001 per share (the "Vicor Common Stock"), and 78,796 shares of Vicor preferred stock, par value $.0001 per share (the "Vicor Preferred Stock"), that were outstanding immediately prior to the Merger were cancelled, with one share of Vicor Common
Stock issued to SRKP. Simultaneously, SRKP issued to the former holders of Vicor
Common Stock and Vicor Preferred Stock, in consideration of their capital stock of Vicor, an aggregate of 22,993,723 shares of SRKP's common stock, par value
$.0001 per share ("Common Stock") and 157,592 shares of SRKP's Series A
Preferred Stock, par value $.0001 per share ("Preferred Stock"). In addition, all securities convertible or exercisable into shares of Vicor capital stock outstanding immediately prior to the Merger (excluding the Vicor Preferred Stock and the Vicor convertible debt) were cancelled, and the holders thereof received similar securities for the purchase of an aggregate of 800,250 shares of the
Common Stock.

     Included among the 11,496,861 shares of Vicor Common Stock that converted into shares of Common Stock in the Merger were a total of 2,876,796 shares which were outstanding as a result of certain holders of outstanding warrants and options to purchase shares of Vicor Common Stock having elected to exercise their warrants and options pursuant to a cashless exercise program approved by the stockholders of Vicor.

     Upon completion of the Merger, the former stockholders of Vicor held approximately 90% of the outstanding shares of capital stock of SRKP.
Accordingly, the Merger represents a change in control of SRKP. As of April 5,
2007, there are 25,693,723 shares of Common Stock and 157,592 shares of
Preferred Stock outstanding.

     The Merger has been accounted for as a reverse acquisition, to be applied as an equity recapitalization in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, SRKP will be treated as the "acquired" company for financial reporting purposes. In accordance with guidance applicable to these circumstances, the Merger will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Vicor issuing stock for the net monetary assets of SRKP, accompanied by a recapitalization. The net monetary assets of SRKP will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The accumulated deficit of Vicor will be carried forward after the Merger. Operations prior to the Merger will be those of Vicor.

     The Merger Agreement was filed as Exhibit 2.1 and the Amendment No. 1 was filed as Exhibit 2.2 to the Company's Registration Statement on Form S-4 filed with the SEC on December 6, 2006, and are incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Merger Agreement.

     On March 30, 2007, SRKP's Board of Directors approved a transaction pursuant to which Vicor merged with and into SRKP, leaving SRKP as the surviving corporation. In connection with this merger, SRKP relinquished its corporate name and assumed in its place the name "Vicor Technologies, Inc." The merger and name change became effective on March 31, 2007, upon the filing of a Certificate of Ownership with the Delaware Secretary of State.

DESCRIPTION OF BUSINESS OF THE COMPANY

     The Company was incorporated on May 24, 2005. For a description of the business of the Company, please see the section entitled "About Vicor" in the
Company's Registration Statement on Form S-4/A filed with the SEC on January 25,
2007, which is incorporated herein by reference.

EMPLOYEES

     As of April 5, 2007, the Company employed six individuals, and engaged the services of several consultants. Of these employees, three are engaged in executive, administrative, business development and intellectual property functions, and three are engaged in research and development and clinical and regulatory activities. The Company anticipates that it will need to recruit additional personnel to manage its expanded research, product and clinical development programs and to pursue its business strategy.

     The Company is a party to employment agreements with its Chief Executive
Officer, David H. Fater, and two of its scientists, Jerry M. Anchin, Ph.D. and
James E. Skinner, Ph.D., the terms of which expire at various times in 2009, except for Mr. Fater's. Under Mr. Fater's employment agreement, on June 1 of each year the term of his employment agreement is automatically extended for an additional one-year period, which means that the agreement will always have a three-year term, unless otherwise terminated. All employment agreements provide for minimum salary levels, adjusted annually for cost-of-living changes, as well as for incentive bonuses which are payable at the discretion of the Board of
Directors. Certain salary amounts due to them were deferred. Deferred salaries under these agreements amounted to and $326,000 and $346,000 at December 31,
2006 and 2005, respectively and have been included in the consolidated balance sheet attached as Exhibit 99.1 under "Due to related parties."

DESCRIPTION OF PROPERTY

     As of April 5, 2007, the Company has two physical facilities available for its operations, both of which are leased: a corporate office in Boca Raton,
Florida and a scientific office and computational laboratory in Bangor,
Pennsylvania. The Company's corporate office is staffed by five people devoted to corporate development, management and operations. The Company's scientific operations are headquartered and its non-biological science research is conducted in a 1,500 square foot laboratory for computational studies located in
Bangor, Pennsylvania.

LEGAL PROCEEDINGS

     The Company is not currently involved in any material legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion of the financial condition and results of operation of the Company should be read in conjunction with the financial statements and the notes to those statements included in this Form 8-K. Because
SRKP has limited its operations to organizational activities, the Company's historical financial statement discussion relates solely to Vicor.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K, including this MD&A section, contains
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the Company's beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words "may," "could," "should," "would,"
"believe," "anticipate," "estimate," "expect," "intend," "plan," "target,"
"goal," and similar expressions are intended to identify forward-looking statements.

     All forward-looking statements, by their nature, are subject to risks and uncertainties. The Company's actual future results may differ materially from those set forth in the Company's forward-looking statements. Please see the
Introductory Note and the section entitled "Risk Factors" in the Registration
Statement that the Company filed on Form S-4/A with the SEC on January 25, 2007, and in the Company's other filings made from time to time with the SEC after the date of this report.

     However, other factors besides those listed above, in Quarterly Reports on
Form 10-QSB or in the Company's Annual Report on Form 10-KSB also could adversely affect the Company's results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties.
Any forward-looking statements made by the Company or on the Company's behalf speak only as of the date they are made. The Company does not undertake to update any forward-looking statement, except as required by applicable law.

     As a development-stage enterprise, the Company has no revenues and cannot expect revenues until U.S. Food and Drug Administration ("FDA") or European
Union clearance ("CE Mark") is obtained for one or more of its products for which approval is being sought. The Company has obtained Phase I and II Small
Business Innovation Research ("SBIR") Grants in 2003-2005 amounting to a total of $850,000. The funds were utilized to develop software for the PD2i Cardiac
Analyzer (the "Analyzer") ($100,000) and to conduct a study of 600 patients with chest pain presenting at emergency rooms in six tertiary care facilities. The aim of the grant was to test and establish "good medical practice" through wide experimental use of the Analyzer at different emergency room sites with high risk patients. Follow-up for these patients has been completed and data analysis is in process. The Company has treated the funds received for this grant as revenues in its consolidated financial statements.

     At December 31, 2006 and 2005, the Company's cash balance was $301,000 and
$358,000, respectively. From January 1, 2006 to December 31, 2006, Vicor sold approximately $2.6 million of 12% Convertible Bridge Promissory Notes.
Additionally, through March 31, 2007, Vicor had sold $400,000 of its 15%
Promissory Notes, providing the Company sufficient funds through April 2007. The
Company's Plan of Operation consists of:

     1.   Continuing the Company's pivotal clinical trial to seek FDA clearance for the Analyzer which commenced in August 2006 with expenditures of
          $247,000. The trial, named "Prospective, Multi-Center Study of the
          Ability of the PD2i Cardiac Analyzer to Predict Risk of VentrIcular
          TachyArrhythmia Events such as, Sudden Cardiac Death VentricuLar
          Fibrillation (VF) or Ventricular Tachycardia (VT) in High Risk
          Patients" (The "VITAL Trial"), will provide the data for the Company's
          510(k) premarket submission made to the FDA to demonstrate that the device is at least as safe and effective as a legally marketed device.
          When the VITAL Trial is fully initiated, the Company expects to have expended approximately $1,000,000 for the costs and expenses involved in initiating the VITAL Trial and incur ongoing payments of approximately $125,000 per month.

     2.   Having raised $912,000 through the private placement of 12%
          Convertible Promissory Notes through WestPark Capital, Inc., which was completed in December 2006.

     3.   Raising additional capital of $6,000,000 to $10,000,000 through the private placement of equity securities to provide sufficient funds for the continuation of the VITAL Trial and working capital. The Company believes this amount of capital should provide it with funds that would carry it through a 24 month period and completion of the VITAL
          Trial.

     4.   A "going-public" transaction through a reverse merger into a public shell company. The Merger, which was consummated on March 30, 2007, provided for Vicor stockholders to receive two shares of SRKP common stock for every share of Vicor common stock owned. After consummation of the Merger the former Vicor stockholders owned approximately 90% of the shares of Common Stock of the Company.

     5.   Selling approximately $12,000,000-$15,000,000 of Common Stock through a registered equity offering to be underwritten by Capital Growth
          Financial, LLC, which should provide additional funding for the
          Company to launch the marketing of the Analyzer.

     6.   Seeking CE Mark clearance in Europe so that marketing can commence in late 2007 which the Company believes will permit the generation of revenue in advance of United States revenue generation.

     7.   Maintaining the Company's selling, general and administrative expenses at approximately $125,000-$150,000 per month adjusted for the increased costs associated with becoming an SEC-registered company.

However, the Company may not be successful in raising additional capital.
Further, assuming that the Company raises additional funds, the Company may never achieve profitability or positive cash flow. If the Company is not able to timely and successfully raise additional capital and/or achieve profitability or positive cash flow, its operating business, financial condition, cash flows and results of operations may be materially and adversely affected.

CRITICAL ACCOUNTING ESTIMATES

     The following are deemed to be the most significant accounting estimates affecting the Company and its results of operations:

RESEARCH AND DEVELOPMENT COSTS
------------------------------

     Research and development expenditures, including payments to collaborative research partners, research and development costs (which are comprised of costs incurred in performing research and development activities including wages and associated employee benefits, facilities and overhead costs) are expensed as incurred.

INTELLECTUAL PROPERTY
---------------------

     Intellectual property, consisting of patents and other proprietary technology, are stated at cost and amortized on a straight-line basis over their economic estimated useful life. Costs and expenses incurred in creating intellectual property are expensed as incurred. The cost of purchased intellectual property is capitalized. Software development costs are expensed as incurred.

ACCOUNTING FOR STOCK-BASED COMPENSATION
---------------------------------------

     The Company has recorded equity-based compensation expense for employees and non-employees in accordance with the fair-value provisions of Statement of
Financial Accounting Standard No. 123R, Share-Based Payment, principally the result of granting stock options and warrants to employees with an exercise price below the fair value of the shares on the date of grant.

RESULTS OF OPERATIONS

     The following table sets forth the amounts of expenses and percentages of total expenses represented by certain items reflected in the Company's consolidated statements of operations for each of the two years ended December
31, 2005 and 2006.

                            Years Ended December 31,
                            ------------------------

                                                              2005                      2006

                                                                          %                          %
Research grants & interest income                $      214,000        4.8%    $    22,000        0.5%

                                                                                    22,000

Costs and expenses:
Research and development                                584,000       13.2%        719,000       15.6%
Selling,general & administrative                      3,713,000       83.9%      2,886,000       62.7%
Depreciation and amortization                            51,000        1.2%         47,000        1.0%
Interest expense                                         78,000        1.8%        950,000       20.6%
                                                 --------------      ------     ----------      -----
                                                      4,426,000      100.0%      4,602,000      100.0%
                                                 --------------      ------     ----------      -----
                                                     (4,212,000      (95.2%)    (4,580,000)     (99.5%)
Loss before income taxes

Income taxes                                                  -          -               -          -
                                                 --------------      ------     ----------      -----
Net loss                                             (4,212,000      (95.2%)    (4,580,000)     (99.5%)

Dividend related to Series A preferred stock            (43,000       (1.0%)       (47,000)      (1.0%)
                                                 --------------      ------     ----------      -----

Net loss applicable to common stock                $ (4,255,000      (96.1%)   $(4,627,000)    (100.5%)
                                                 --------------      ------     ----------      -----

2006 COMPARED TO 2005

RESEARCH AND DEVELOPMENT
------------------------

     For the year ended December 31, 2006, research and development costs amounted to $719,000, or 15.6% of total expenses, compared to $584,000, or 13.2%
of total expenses, for the year ended December 31, 2005. During 2006, the
Company incurred $362,000 of costs related to the VITAL Trial study, as compared to $0 for the period ended December 31, 2005. The balance of research and development costs in 2006 related to salaries and overhead. In the period ended
December 31, 2005 approximately $224,000 of costs were incurred in connection with the SBIR-National Institute of Health study with no similar costs incurred in 2006.

     The Company did not incur any costs in 2005 preparing for the VITAL Trial of the Analyzer. The results of the VITAL Trial are expected to serve as the basis for the Company's 510(k) filing with the FDA upon completion of the trial.
The VITAL Trial is expected to cost in excess of $4,000,000.

SELLING, GENERAL AND ADMINISTRATIVE
-----------------------------------

     For the year ended December 31, 2006, selling, general and administrative costs amounted to $2,886,000, or 62.7% of total expenses, compared to
$3,713,000, or 83.9% of total expenses, for the year ended December 31, 2005.

     For the year ended December 31, 2006 the $827,000 decrease in total selling, general and administrative costs, compared to the year ended December
31, 2005 was principally related to (a) a decrease in equity-based compensation of $1,050,00 in 2006, (b) an increase in legal fees of $378,000 primarily due to merger activity in 2006, (c) a decrease of payroll of $310,000 in 2006 due to a reduction of salaried personnel, (d) an increase in accounting fees of $68,000 in 2006 due to the merger activity, and (e) an increase of investment banking fees of $57,000 in 2006 due to merger activity.

INTEREST EXPENSE
----------------

     For the year ended December 31, 2006, interest costs amounted to $950,000 or 20.6% of total expenses, compared to $78,000, or 1.8% of total expenses for the year ended December 31, 2005. For the year ended 2006, the increase of
$872,000 is due to (a) an increase of $435,000 due to the amortization of the beneficial conversion feature and deferred financing fees related to the 12%
Convertible Promissory Notes, (b) an increase of $235,000 due to the extension of the 12% Convertible Bridge Promissory Notes, (c) an increase of $109,000 due to the extension of the 10% Convertible Promissory Notes, and (d) the monthly interest payments to the 12% Convertible Bridge Promissory Note holders for the notes sold in 2006.

     While the Company's basic expenditures (excluding the costs of the VITAL
Trial) are expected to approximate $125,000 - $150,000 per month, the Company anticipates that its selling, general and administrative costs may increase further in connection with the Company becoming an SEC-registered company.

EQUITY-BASED COMPENSATION
-------------------------

     Equity-based compensation historically has consisted of non-cash compensation expense related to the granting of stock options and warrants to employees, consultants and certain vendors with exercise prices below fair market value. For the year ended December 31 2006, equity-based compensation in total amounted to $993,000, compared to $2,043,000 for the year ended December
31, 2005.

     The decrease of $1,050,000 in 2006 was principally the result of limiting the use of equity-based compensation.

LIQUIDITY AND CAPITAL RESOURCES

     As a development-stage company, the Company has no revenues and is required to raise additional capital in order to execute its business plan and commercialize its products.

GOING CONCERN

     The Company has prepared its financial statements for the years ended
December 31, 2006 and 2005 on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $4,580,000 for the year ended December 31, 2006 and had an accumulated deficit of $32,692,000 at
December 31, 2006. The Company incurred a net loss of $4,212,000 for the year ended December 31, 2005 and had an accumulated deficit of $28,065,000 at
December 31, 2005. The Company expects to incur substantial expenditures to further the commercial development of its products. The Company's working capital at December 31, 2006 will not be sufficient to meet such objectives.
Management recognizes that the Company must generate additional resources to successfully commercialize its products. Management's plans include the sale of additional equity or debt securities, alliances or other partnerships with entities interested in and resources to support the further development of the
Company's products as well as other business transactions to help assure continuation of the Company's development and operations.

     Vicor has raised approximately $11,200,000 since its inception in 2000 in a series of private placements of its common stock. In addition, in 2003, Vicor sold $500,000 of Series A Convertible Preferred Stock to a private venture fund.
For additional capital, Vicor sold $610,000 of 10% Convertible Promissory Notes to certain stockholders in 2004, and $2,801,000 of 12% Convertible Promissory
Notes for the year ended December 31, 2006.

     The Company projects that its research expenditures for the years 2006-08 will exceed $5,000,000, a substantial portion of which ($4,000,000) will be for the VITAL Trial to be conducted at the Harvard Clinical Research Institute which will serve as the basis for the Company's 510(k) by which the Company expects to obtain FDA clearance for the Analyzer. Management believes such clearance will allow the Company to commence marketing and generate revenues. Additionally, the
Company expects to conduct other research related to the PD2i Analyzer as well as the drug discovery platform. The Company also expects to incur selling, general and administrative expenses in connection with day-to-day operations and the prosecution of its patent portfolio.

     As of December 31, 2006, Vicor had 78,796 shares of Series A Convertible
Cumulative Preferred Stock holders of the Company's Series A Convertible
Cumulative Preferred Stock are entitled to cumulative cash dividends at an annual rate of 8% ($0.51 per share). Dividends accrue and compound annually until paid in full, or, at the option of the Preferred Stockholders, converted into additional Preferred Stock.

     At December 31, 2006, the Company had a working capital deficiency of
$1,419,000 and $301,000 in cash and cash equivalents. The Company's working capital is not sufficient to meet its objectives. Management recognizes that the
Company must generate additional resources to execute its Business Plan and commercialize its products. Management plans include the sale of additional equity and debt securities. The Company's financing strategy includes:

     1.   A "going-public" transaction through a reverse merger into a public shell company. The Merger, which was consummated on March 30, 2007, provided for Vicor Stockholders to receive two shares of SRKP common stock for every share of Vicor common stock owned. After consummation of the Merger the former Vicor stockholders owned approximately 90% of the common shares of the Company.

     2.   Raising additional capital of $6,000,000 to $10,000,000 through the private placement of equity securities to provide sufficient funds for the continuation of the VITAL Trial and working capital. The Company believes this amount of capital should provide it with funds that would carry it through a 24 month period and completion of the VITAL
          Trial.

     3.   Selling approximately $12,000,000-$15,000,000 of common stock through a registered equity offering to be underwritten by Capital Growth
          Financial, LLC, which should provide additional funding for Vicor to launch the marketing of the PD2i Cardiac Analyzer.

However, the Company may not be successful in raising additional capital.
Further, assuming that the Company raises additional funds, the Company may never achieve profitability or positive cash flow. If the Company is not able to timely and successfully raise additional capital and/or achieve profitability or positive cash flow, its operating business, financial condition, cash flows and results of operations may be materially and adversely affected.

OFF-BALANCE SHEET ARRANGEMENTS

     The Company has not entered into any transaction, agreement or other contractual arrangement with an unconsolidated entity under which it has:

     o    a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

     o    liquidity or market risk support to such entity for such assets;

     o    an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

     o    an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to, the Company where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging, or research and development services with the
          Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange
Act of 1934 (the "Exchange Act")) of the Company's outstanding Common Stock as of April 2, 2007 (after the Merger) by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common
Stock, (ii) each director of the Company, (iii) each of the Company's named executive officers (as defined in Item 402(a)(3) of Regulation S-B under the
Securities Act of 1933), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The address of the security and stockholders listed below is 2300
Corporate Blvd., N.W., Suite 123, Boca Raton, Florida 33431. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options or warrants held by that person, which are immediately exercisable or exercisable within 60 days of the determination date, which in the current case is June 1, 2007. Under these rules, more than one person may be deemed a beneficial owner of the same securities and person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. An asterisk denotes beneficial ownership of less than 1%.

                  PERCENTAGE OF OUTSTANDING COMMON STOCK OWNED

                                                                  Number of
Name of Beneficial Owner                                         Shares Held    Percentage
------------------------------------------------------------------------------------------

Jerry M. Anchin, Ph.D.                                            1,430,702         5.6%

David H. Fater                                                      860,702         3.4

James E. Skinner, Ph.D.                                           3,100,658        12.1

Daniel N. Weiss, M.D.                                               210,000           *

Edward M. Wiesmeier, M.D.                                         1,016,102         4.0
------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (5 persons)       6,618,164       25.76%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

     At the effective time of the Merger, the Company's board of directors was reconstituted by the appointment of Jerry M. Anchin, Ph.D., David H. Fater,
James E. Skinner, Ph.D. and Edward M. Wiesmeier, M.D. as directors (all of whom were directors of Vicor immediately prior to and after the Merger), and the resignations of Richard A. Rappaport and Anthony C. Pintsopoulos from their roles as directors of the Company. The Company's executive management team was also reconstituted and Richard A. Rappaport resigned from his position as the
Company's President and Anthony C. Pintsopoulos resigned from his positions as the Chief Financial Officer and Secretary. The following table sets forth the name and position of each of the Company's directors and executive officers after the Merger.

Name                             Age        Positions
------------------------        -----       -------------------------------------------------------

Jerry M. Anchin, Ph.D.             47       V.P. and  Associate  Director of  Scientific  Research,
                                            and Director
David H. Fater                     59       President and Chief  Executive  and Financial  Officer,
                                            and Director
James E. Skinner, Ph.D.            63       V.P. and Director of Scientific Research, and Director
Daniel N. Weiss, M.D.              45       Chief Medical Officer
Edward Wiesmeier, M.D.             67       Director

     For a discussion of the Board of Directors and the management of the
Company, please see the section entitled "Management Following the Merger" in the Company's Registration Statement on Form S-4/A filed with the SEC on January
25, 2007, which is incorporated herein by reference.

EXECUTIVE COMPENSATION

     For a discussion of executive and director compensation, please see the sections entitled "Executive

Compensation," "Directors' Fees," "Director Compensation Table," and
"Perquisites and Other Personal Benefits" in the Company's Registration
Statement on Form S-4/A filed with the SEC on January 25, 2007, which is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

     For a discussion of certain related person transactions, please see the sections entitled "Transactions with Management and Related Persons," "Director
Independence," and "Board Committees" in the Company's Registration Statement on
Form S-4/A filed with the SEC on January 25, 2007, which is incorporated herein by reference.

DESCRIPTION OF SECURITIES

     For a description of the Company's securities, please see the subsection entitled "Common Stock" under the section "Description of SRKP Capital Stock" in the Company's Registration Statement on Form S-4/A filed with the SEC on January
25, 2007, which is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

     For a discussion of the market price of and dividends on the Company's common equity and related stockholder matters, please see the subsection entitled "SRKP" under the section "Comparative Market Prices and Dividends" in the Company's Registration Statement on Form S-4/A filed with the SEC on January
25, 2007, which is incorporated herein by reference, except that as of April 5,
2007 there are 551 stockholders of record of the Company.

Changes in and Disagreements with Accountants.

     The information set forth in Item 4.01 is incorporated by reference as if fully set forth herein.

RECENT SALES OF UNREGISTERED SECURITIES

     The Company sold 2,700,000 shares on May 24, 2005 at $0.009 per share.

     The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, the Company believes that these transactions were exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof and rules promulgated thereunder. Each of the above-referenced investors in the Company's stock represented to the Company in connection with their investment that they were "accredited investors" (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the
Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the
Company may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by
Delaware General Corporation Law, as the same exists or may hereafter be amended. In certain cases, the Company may advance expenses incurred in defending any such proceeding.

     To the extent that indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the
Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any of the Company's directors, officers or controlling persons in connection with the securities being registered, the
Company will, unless in the opinion of the Company's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ITEM 2.02. RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

     The information set forth in Item 2.01 above is incorporated by reference as if fully set forth herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     The information set forth in Items 2.01 and 5.03 is incorporated by reference as if fully set forth herein.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On April 3, 2007, the Board of Directors of the Company notified AJ.
Robbins, PC ("AJ. Robbins") that it had determined to dismiss them as the
Company's independent registered public accounting firm and notified Daszkal
Bolton, LLP ("Daszkal Bolton") that they would be engaged as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2007. The appointment of Daszkal Bolton and AJ. Robbins's dismissal were effective immediately. Daszkal Bolton had been Vicor's independent registered public accounting firm from its inception.

     AJ. Robbins's audit reports on the Company's financial statements for the period from the Company's inception on May 24, 2005 to December 31, 2006 and for the fiscal years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph indicating that the Company had experienced operating losses and net working capital deficiencies and accumulated deficits that raised substantial doubt about the Company's ability to continue as a going concern.

     During the years ended December 31, 2006 and 2005 and the subsequent interim period from January 1, 2007 through April 3, 2007, (i) there were no disagreements between the Company and AJ. Robbins on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJ.
Robbins, would have caused AJ. Robbins to make reference in their opinions to the subject matter of the disagreement, and (ii) there were no "reportable events" as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B with respect to the Company.

     The Company has provided AJ. Robbins with a copy of the foregoing statements and has requested that AJ. Robbins furnish the Company a letter addressed to the SEC stating whether or not AJ. Robbins agrees with the above statements. A copy of the letter from AJ. Robbins, dated April 5, 2007, is filed as Exhibit 16.1 to this Form 8-K.

     During the years ended December 31, 2006 and 2005 and the subsequent interim period from January 1, 2007 through April 3, 2007, neither the Company nor anyone acting on behalf of the Company, consulted with Daszkal Bolton regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv)(A) of
Regulation S-B or a "reportable event" described in Item 304(a)(1)(iv)(B) of
Regulation S-B.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

     The information set forth in Item 2.01 above is incorporated by reference as if fully set forth herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

     At the effective time of the Merger, the Company's board of directors was reconstituted by the appointment of Jerry M. Anchin, Ph.D., David H. Fater,
James E. Skinner, Ph.D. and Edward M. Wiesmeier, M.D. as directors (all of whom were directors of Vicor immediately prior to and after the Merger), and the resignations of Richard A. Rappaport and Anthony C. Pintsopoulos from their roles as directors of the Company.

     At the effective time of the Merger, the Company's executive management team was also reconstituted and Richard A. Rappaport resigned from his position as the Company's President and Anthony C. Pintsopoulos resigned from his positions as the Chief Financial Officer and Secretary. Upon the effective time of the Merger, the following individuals (all of whom were officers of Vicor prior to the Merger) took the positions set after their names: David H. Fater
(President and Chief Executive and Financial Officer); James E. Skinner, Ph.D.
(Vice President, Director of Research and Development);

                                       10

Jerry M. Anchin, Ph.D. (Vice President, Associate Director of Scientific
Research); and Daniel N. Weiss, M.D. (Chief Medical Officer). Biographical and
other information regarding these individuals is provided in Item 2.01 above, which is incorporated by reference into this Item 5.02.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR.

     On March 30, 2007, the Company's Board and its stockholders adopted an amended Certificate of Incorporation and Bylaws for the Company, and filed an amended Certificate of Incorporation with the Secretary of State of the State of
Delaware. On March 31, 2007, the Company filed a Certificate of Ownership with the Secretary of State of the State of Delaware pursuant to which Vicor, the
Company's wholly-owned subsidiary pursuant to the Merger, merged with and into the Company with the Company remaining as the surviving corporation to the merger (the "Short-Form Merger"). In connection with the Short-Form Merger, and as set forth in the Certificate of Ownership, the Company changed its corporate name to "Vicor Technologies, Inc."

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

     As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, the Company ceased being a shell company (as defined in Rule
12b-2 under the Exchange Act of 1934, as amended) upon completion of the Merger.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of businesses acquired. As a result of its acquisition of Vicor as described in Item 2.01, the Company is filing Vicor's audited financial statements as Exhibit 99.1 to this Current Report.

     (b) Pro forma financial information. Pro forma financial information has been included as Exhibit 99.2 to this Current Report.

     (c) Shell Company Transactions. The financial information of Vicor is included as referenced in Item 9.01(a) above.

     (d) Exhibits.

EXHIBIT NO.   DESCRIPTION

    2.1       Purchase and Royalty Agreement, by and between Vicor
              Technologies, Inc. and James E. Skinner, dated October 24, 2002*

    2.2       Asset Purchase Agreement, by and between Nonlinear Medicine, Inc.
              and Enhanced Cardiology, Inc., dated May 29, 2003*

    2.3       First Amendment to the Purchase and Royalty Agreement, by and
              between Vicor Technologies, Inc. and James E. Skinner, dated July
              24, 2003*

    2.4       Second Amendment to the Purchase and Royalty Agreement, by and
              between Vicor Technologies, Inc. and James E. Skinner, dated
              September 18, 2003*

    2.5       First Amendment to the Asset Purchase Agreement, by and between
              Nonlinear Medicine, Inc. and Enhanced Cardiology, Inc., dated
              September 18, 2003*

    2.6       Agreement and Plan of Merger, by and among SRKP 6, Inc., Vicor
              Acquisition Corp., and Vicor Technologies, Inc., dated as of July
              28, 2006 - incorporated herein by reference to Exhibit 2.1 of the
              Registrant's Registration Statement on Form S-4 (filed 12/6/06)
              (No. 333-139141)

    2.7       First Amendment to the Agreement and Plan of Merger, by and among
              SRKP 6, Inc., Vicor Acquisition Corp., and Vicor Technologies,
              Inc., dated as of December 6, 2006 - incorporated herein by reference to Exhibit 2.1 of the Registrant's Registration
              Statement on Form S-4 (filed 12/6/06) (No. 333-139141)

    3.1       Amended and Restated Certificate of Incorporation of the
              Registrant*

    3.2       Amended and Restated Bylaws of the Registrant*

    3.3       Certificate of Designation for Series A Preferred Stock*

    4.1       See Exhibits 3.1 and 3.2 for provisions of the Articles of
              Incorporation and Bylaws of the Registrant defining rights of the holders of common stock of the Registrant.

                                       11

    10.1      Vicor Technologies, Inc. 2002 Stock Option Plan*

    10.2      Form of Participant Agreement for the 2002 Stock Option Plan*

    10.3      Executive Court Lease Agreement Boca Office, by and between RJL
              Company Limited Partnership and Vicor Technologies, Inc., dated
              July 6, 2006*

    10.4      Employment Agreement, by and between Vicor Technologies, Inc. and
              David H. Fater, dated June 1, 2002*

    10.5      Amendment No. 1 to the Employment Agreement, by and between Vicor
              Technologies, Inc. and David H. Fater, dated October 24, 2003*

    10.6      Employment Agreement, by and between Vicor Technologies, Inc. and
              Jerry M. Anchin, dated January 1, 2006*

    10.7      Employment Agreement, by and between Vicor Technologies, Inc. and
              James E. Skinner, dated March 1, 2006*

    10.8      Stock Repurchase Agreement, by and between Vicor Technologies,
              Inc. and David H. Fater, dated March 10, 2006*

    10.9      Proposal for Internet-Based Clinical Trial, by and between Target
              Health, Inc. and Vicor Technologies, Inc., dated May 25, 2006*

   10.10      Clinical Trials Services Agreement, by and between Harvard
              Clinical Research Institute, Inc. and Vicor Technologies, Inc.,
              dated March 16, 2007*

    16.1      Letter from AJ. Robbins, PC to the Securities and Exchange
              Commission, dated April 5, 2007*

    21.1      Subsidiaries of the Registrant*

    99.1      Audited financial statements of Vicor Technologies, Inc.*

    99.2      Pro forma financial information*

       *      Included herein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VICOR TECHNOLOGIES, INC.

Date:  April 5, 2007                 By: /s/ David H. Fater
                                        ---------------------------------------
                                         David H. Fater
                                         President and Chief Executive and
                                         Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

    2.1       Purchase and Royalty Agreement, by and between Vicor Technologies,
              Inc. and James E. Skinner, dated October 24, 2002*

    2.2       Asset Purchase Agreement, by and between Nonlinear Medicine, Inc.
              and Enhanced Cardiology, Inc., dated May 29, 2003*

    2.3       First Amendment to the Purchase and Royalty Agreement, by and
              between Vicor Technologies, Inc. and James E. Skinner, dated
              July 24, 2003*

    2.4       Second Amendment to the Purchase and Royalty Agreement, by and
              between Vicor Technologies, Inc. and James E. Skinner, dated
              September 18, 2003*

    2.5       First Amendment to the Asset Purchase Agreement, by and between
              Nonlinear Medicine, Inc. and Enhanced Cardiology, Inc., dated
              September 18, 2003*

    2.6       Agreement and Plan of Merger, by and among SRKP 6, Inc., Vicor
              Acquisition Corp., and Vicor Technologies, Inc., dated as of
              July 28, 2006 - incorporated herein by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form S-4
              (filed 12/6/06) (No. 333-139141)

    2.7       First Amendment to the Agreement and Plan of Merger, by and among
              SRKP 6, Inc., Vicor Acquisition Corp., and Vicor Technologies,
              Inc., dated as of December 6, 2006 - incorporated herein by reference to Exhibit 2.1 of the Registrant's Registration
              Statement on Form S-4 (filed 12/6/06) (No. 333-139141)

    3.1       Amended and Restated Certificate of Incorporation of the
              Registrant*

    3.2       Amended and Restated Bylaws of the Registrant*

    3.3       Certificate of Designation for Series A Preferred Stock*

    4.1       See Exhibits 3.1 and 3.2 for provisions of the Articles of
              Incorporation and Bylaws of the Registrant defining rights of the holders of common stock of the Registrant.

    10.1      Vicor Technologies, Inc. 2002 Stock Option Plan*

    10.2      Form of Participant Agreement for the 2002 Stock Option Plan*

    10.3      Executive Court Lease Agreement Boca Office, by and between RJL
              Company Limited Partnership and Vicor Technologies, Inc., dated
              July 6, 2006*

    10.4      Employment Agreement, by and between Vicor Technologies, Inc. and
              David H. Fater, dated June 1, 2002*

    10.5      Amendment No. 1 to the Employment Agreement, by and between Vicor
              Technologies, Inc. and David H. Fater, dated October 24, 2003*

    10.6      Employment Agreement, by and between Vicor Technologies, Inc. and
              Jerry M. Anchin, dated January 1, 2006*

    10.7      Employment Agreement, by and between Vicor Technologies, Inc. and
              James E. Skinner, dated March 1, 2006*

    10.8      Stock Repurchase Agreement, by and between Vicor Technologies,
              Inc. and David H. Fater, dated March 10, 2006*

    10.9      Proposal for Internet-Based Clinical Trial, by and between Target
              Health, Inc. and Vicor Technologies, Inc., dated May 25, 2006*

   10.10      Clinical Trials Services Agreement, by and between Harvard
              Clinical Research Institute, Inc. and Vicor Technologies, Inc.,
              dated March 16, 2007*

    16.1      Letter from AJ. Robbins, PC to the Securities and Exchange
              Commission, dated April 5, 2007*

    21.1      Subsidiaries of the Registrant*

    99.1      Audited financial statements of Vicor Technologies, Inc.*

    99.2      Pro forma financial information*

       *      Included herein